(a)(1)(ii)

PARADIGM Funds Trust

REPURCHASE REQUEST FORM

To: PARADIGM Funds Trust
Please repurchase the Shares of PARADIGM Funds Trust, designated below on the Valuation Date that applies to this Repurchase Offer, which ends on December 31, 2007.

Name(s) of Registered Members:

(Please fill in EXACTLY as listed on your Master Fund statement):

Your Account Number:

(Please fill in EXACTLY as listed on your Master Fund statement):

Your Daytime Telephone Number:

(______) ______-____________
Interested Tender for Repurchase:
(Please fill in ALL applicable information)

☐	Full Tender	Please tender all my Shares

☐	Partial Tender	Please tender all but $___of my Shares

(Please Note: A $25,000 minimum balance must be retained.)

☐	Dollar Amount	Please repurchase enough of my Shares so that I receive $___

(Please Note: A $25,000 minimum balance must be retained.)

Payment and Delivery Instructions:

A check for the proceeds of the repurchased Shares will be issued in the name of the registered Shareholder(s) and mailed to the address of record on the account. If alternative payment and delivery is required, please provide instructions here (and signatures must be guaranteed).

Alternative Mailing Instructions:

Alternative Wiring Instructions:
Bank Name:

ABA #:

Account Name:

Account Number:

For further credit to:

Please assure that you sign this form on the reverse side!
Please sign below and note the following important points:
•	Your signature(s) below MUST CORRESPOND EXACTLY with the name(s) in which your Shares are registered.

•	If the Shares are held by two or more joint holders, ALL SHAREHOLDERS MUST SIGN BELOW.

•	If the Shares are held in a 403(b)(7) account, you must have the plan sponsor submit the request on your behalf.

•	If the Shares are held in the name of a trustee, executor, guardian, attorney-in-fact, corporation, partnership or other representative capacity, include the name of the owner, sign using your title and submit evidence of your authority in a form satisfactory to PARADIGM Global Advisors, LLC.
All signatures must be guaranteed unless ALL of the following conditions apply:
•	This Repurchase Request Form is signed by all registered holder(s) of the Shares, AND

•	There is no change of registration for the Shares you will continue to hold, AND

•	The payment of the repurchase proceeds is to be sent to the registered owners of the Shares at the address shown in the Shares registration on your account statement, AND

•	The repurchase proceeds will be less than or equal to $100,000.

In all other cases, ALL signatures must be guaranteed by one of the following: U.S. bank, trust company, credit union or savings association, or by a foreign bank that has a U.S. correspondent bank, or by a U.S. registered dealer or broker in securities, municipal securities, or government securities, or by a U.S. national securities exchange, a registered securities association or a clearing agency. Please note: if you request your funds to be wired to your bank, a signature guarantee is required.

Date:

Signature(s) of owner(s) exactly as Shares are registered:

(Signature of Owner)		(Signature of Joint Owner)

SIGNATURE	(S) GUARANTEED BY:

(Signature)

Name:
Title:

If you have any questions about this form, call PARADIGM Global Advisors, LLC at (212)271-3388.
This form must be RECEIVED by PARADIGM Global Advisors, LLC, by the close of The New York Stock Exchange (normally 4:00 PM EST) December 31, 2007 (the Repurchase Request Deadline), if you want to sell some or all of your account of the PARADIGM Funds Trust. Repurchase Requests received by PARADIGM Global Advisors, LLC, cannot be revoked after the Repurchase Request Deadline.

If you are using regular mail:	If you are using courier or express mail:

Send this form to:	Send this form to:

PARADIGM Global Advisors, LLC	PARADIGM Global Advisors
ATTN: RIC TENDER OFFER	ATTN: Ronald E. Wilhelm
650 Fifth Avenue	650 Fifth Avenue
17th Floor	17th Floor
New York, NY 10019	New York, NY 10019